                                                                       EXHIBIT 5

                               HALE AND DORR LLP
                               COUNSELLORS AT LAW

                                  haledorr.com
                       60 STATE STREET - BOSTON, MA 02109
                        617-526-6000 - FAX 617-526-5000


                                        June 21, 2002



Centene Corporation
7711 Carondelet Avenue, Suite 800
Saint Louis, Missouri 63105

     Re:  2002 Employee Stock Purchase Plan
          ---------------------------------

Ladies and Gentlemen:

     We have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to an aggregate of 300,000 shares of common stock, $0.001 par value per share (the "Shares"), of Centene Corporation, a Delaware corporation (the "Company"), issuable under the Company's 2002 Employee Stock Purchase Plan (the "Plan").

     We have examined the Certificate of Incorporation and By-Laws of the Company, each as amended and restated to date, and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company, the Registration Statement and such other documents relating to the Company as we have deemed material for the purposes of this opinion.

     In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or other copies, the authenticity of the originals of any such documents and the legal competence of all signatories to such documents.

     We assume that the appropriate action will be taken, prior to the offer and sale of the shares in accordance with the Plan, to register and qualify the shares for sale under all applicable state securities or "blue sky" laws.

     We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware.

     It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

     Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

     Based on the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, when the Shares are issued and paid for in accordance with the terms and conditions of the Plan, the Shares will be validly issued, fully paid and nonassessable.

Centene Corporation
June 21, 2002
Page 2


     We hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.

                                           Very truly yours,

                                           /s/ Hale and Dorr LLP

                                           HALE AND DORR LLP